Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER

AND FULL YEAR FINANCIAL RESULTS

MGM China Board Announces a $400 Million Special Dividend

and Will Recommend a $120 Million Final 2014 Dividend;

Las Vegas Strip REVPAR Increased 7%

Las Vegas, Nevada, February 17, 2015 — MGM Resorts International (NYSE: MGM) today reported financial results for the quarter and year ended December 31, 2014.

“MGM Resorts International reported its best fourth quarter EBITDA since the peak in 2007 and its best full year in six years at its wholly owned domestic resorts. For the full year, CityCenter resort operations and MGM China each achieved record performances,” said Jim Murren, Chairman & CEO of MGM Resorts International. “When I reflect on this year, I am extremely proud of the accomplishments of the MGM Resorts International team and believe that 2015 will be another great year. In fact, we are already off to a good start with strong January results in the U.S.”

Key results for the fourth quarter of 2014 include the following:

•	Net revenue at the Company’s wholly owned domestic resorts increased 5% compared to the prior year quarter;
•	Rooms revenue at wholly owned domestic resorts increased 6% compared to the prior year quarter;
•	The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA(1) of $373 million, a 5% increase compared to the prior year quarter;
•	MGM China’s net revenue was $719 million and Adjusted EBITDA was $185 million, each a 22% decrease compared to the prior year quarter; and
•	CityCenter earned Adjusted EBITDA related to resort operations of $78 million, a 16% decrease compared to the prior year quarter, due primarily to a decrease in table games hold percentage at Aria.

Fourth Quarter Consolidated Results

Diluted loss per share for the fourth quarter of 2014 was $0.70 compared to diluted loss per share of $0.12 in the prior year fourth quarter. The current year fourth quarter income tax provision was unfavorably impacted by a non-cash charge due to an increase in valuation allowance recorded against the Company’s foreign tax credit deferred tax asset. The Company’s income tax provision per diluted share was $0.67 for the quarter. Absent the impact of the valuation allowance, a small tax benefit would have been recorded in the quarter.

The following table lists certain other items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended December 31,	2014	2013
Preopening and start-up expenses	$(0.02)	$—
Income (loss) from unconsolidated affiliates:
Harmon-related property transactions, net	(0.02)	—
Non-operating items from unconsolidated affiliates:
CityCenter loss on retirement of long-term debt	—	(0.09)
Silver Legacy gain on retirement of long-term debt	—	0.02

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts increased 5% compared to the prior year quarter due to increases in both table games volume and hold percentage. Table games hold percentage in the fourth quarter of 2014 was 21.8% compared to 20.2% in the prior year quarter. Slots revenue increased 5% compared to the prior year quarter, due to slightly higher win along with a reduction in the Company’s accrual for slot points based on a change in estimated point redemption.

Rooms revenue increased 6% with Las Vegas Strip REVPAR(2) up 7%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended December 31,	2014	2013
Occupancy %	88%	85%
Average Daily Rate (ADR)	$138	$133
Revenue per Available Room (REVPAR)	$121	$114

Food and beverage revenue increased 6% as a result of increased convention and banquet business and the opening of several new outlets. Operating income for the Company’s wholly owned domestic resorts increased 10% for the fourth quarter of 2014 compared to the prior year quarter.

MGM China

On February 17, 2015, as part of its regular dividend policy, MGM China’s Board of Directors announced it will recommend a final dividend for 2014 of $120 million to MGM China shareholders subject to approval at the MGM China 2015 annual shareholders meeting. If approved, MGM Resorts International will receive $61 million, its 51% share of this dividend. In addition, MGM China’s Board of Directors announced a special dividend of $400 million, which will be paid to shareholders of record as of March 10, 2015 and distributed on or about March 19, 2015. MGM Resorts International will receive $204 million, its 51% share of the special dividend.

Key fourth quarter results for MGM China include the following:

•	MGM China earned net revenue of $719 million, a 22% decrease compared to the prior year quarter;
•

Main floor table games revenue increased 19% compared to the prior year quarter. Main floor table games volume decreased 4% and hold percentage was 27.2% in the current year quarter compared to 22.2% in the prior year quarter;

•

VIP table games revenue decreased 39% due to lower VIP table games turnover of 32% compared to the prior year quarter, as well as hold percentage of 2.6% in the current year quarter compared to 2.8% in the prior year quarter;

•	MGM China’s Adjusted EBITDA was $185 million, a 22% decrease compared to the prior year quarter;
•	MGM China’s Adjusted EBITDA margin increased by 10 basis points compared to the prior year quarter to 25.8% as a result of an increase in main floor table games mix; and
•	Operating income was $109 million compared to $162 million in the prior year quarter.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three months ended December 31,	2014	2013
	(In thousands)
CityCenter	$(18,114)	$12,037
Borgata	11,304	(196)
Other	4,683	4,069

	$(2,127)	$15,910

In September 2014, the Company was relicensed in the state of New Jersey. As a result, the Company resumed accounting for its 50% interest in Borgata under the equity method and has adjusted its prior period financial statements retroactively as required by generally accepted accounting principles.

Results for CityCenter Holdings, LLC (“CityCenter”) for the fourth quarter of 2014 include the following (see schedules accompanying this release for further detail on CityCenter’s fourth quarter results):

•	Net revenue from resort operations decreased by 4% to $289 million compared to $301 million in the prior year quarter, due to lower table games hold and volume at Aria;
•	Adjusted EBITDA from resort operations was $78 million, a decrease of 16% compared to the prior year quarter;
•	Adjusted EBITDA at Aria decreased by 22% year over year driven primarily by a decrease in table games volume and hold;
•	Aria’s table games hold percentage was 21.5% compared to 26.0% in the prior year quarter;
•	Aria’s occupancy percentage was 91.1% and its ADR was $217, resulting in REVPAR of $198, a 9% increase compared to the prior year quarter;
•	Vdara reported record fourth quarter EBITDA led by a 13% increase in REVPAR; and
•	Crystals reported Adjusted EBITDA of $11 million, an increase of 2% from the prior year quarter.

CityCenter reported an operating loss of $58 million for the fourth quarter of 2014 compared to operating income of $26 million in the prior year quarter. The lower fourth quarter result was due to decreased operating results at Aria as discussed above and a property transaction charge of $39 million. The property transaction charge primarily relates to a settlement with an insurer participating in CityCenter’s Owner Controlled Insurance Program in conjunction with the global settlement discussed below. In addition, the prior year quarter included $26 million of income related to property transactions, net, primarily related to a $33 million gain associated with the settlement of insurance claims for errors and omissions with respect to the original construction of CityCenter.

As previously announced, in December 2014, the Company and CityCenter entered into a settlement agreement with Perini Building Company, Inc. (“Perini”), general contractor for CityCenter, the remaining Perini subcontractors and relevant insurers to resolve all outstanding project lien claims and CityCenter’s counterclaims relating to the Harmon Hotel and Spa. The settlement was subject to execution of a global settlement agreement among the parties described above, which was subsequently executed, and CityCenter’s procurement of replacement general liability insurance covering construction of the CityCenter development (which was obtained in January 2015). The proceeds pursuant to such global settlement agreement, combined with certain prior Harmon-related insurance settlement proceeds, will result in a gain of approximately $160 million to be recorded by CityCenter during the first quarter of 2015.

Full Year 2014 Results

Consolidated net revenue for 2014 was $10.1 billion, a 3% increase over 2013, and Adjusted Property EBITDA increased 5% compared to the prior year to $2.5 billion. Net revenue from wholly owned domestic resorts was $6.3 billion, a 5% increase compared to the prior year. Adjusted Property EBITDA from wholly owned domestic resorts increased 5% to $1.5 billion for 2014.

MGM China net revenue was $3.3 billion for 2014, a 1% decrease from 2013, and Adjusted EBITDA was a record $850 million compared to $814 million in the prior year. CityCenter reported net revenue from resort operations of a record $1.2 billion, a 3% increase compared to the prior year, and Adjusted EBITDA related to resort operations of $317 million compared to $316 million in the prior year.

Diluted loss per share attributable to the Company for 2014 was $0.31 compared to diluted loss per share of $0.35 in 2013. The following table lists items that affect the comparability of the current year and prior year annual results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Year ended December 31,	2014	2013
Preopening and start-up expenses	$(0.05)	$(0.02)
Property transactions, net	(0.05)	(0.17)
Income (loss) from unconsolidated affiliates:
Harmon-related property transactions, net	(0.02)	—
Non-operating items from unconsolidated affiliates:
CityCenter loss on retirement of long-term debt	—	(0.09)
Silver Legacy gain on retirement of long-term debt	—	0.02

The tax provision in 2014 increased $263 million compared to 2013 primarily as a result of an increase in valuation allowance recorded against the Company’s foreign tax credit deferred tax asset in 2014 and realization of deferred tax assets in 2013 that were previously offset by valuation allowance, partially offset by tax expense recognized in 2013 as a result of re-measuring net deferred tax liabilities in Macau.

Financial Position

“As a result of a successful year and our continued focus on our balance sheet, we improved leverage and raised significant capital in 2014,” said Dan D’Arrigo, Executive Vice President, CFO and Treasurer of MGM Resorts International. “We believe that our improved cash flows, the announced dividends from MGM China, $1.25 billion in capital raised in the fourth quarter, along with revolver availability provides us with adequate liquidity to fund our 2015 maturities and growth initiatives.”

The Company’s cash balance at December 31, 2014 was $2.3 billion, which included $546 million at MGM China. At December 31, 2014, the Company had $2.7 billion of borrowings outstanding under its $3.9 billion senior secured credit facility and $553 million outstanding under the $2.0 billion MGM China credit facility.

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 8870181. A replay of the call will be available through Wednesday, February 25, 2015. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10059516. The call will be archived at www.mgmresorts.com.

1            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

2            REVPAR is hotel revenue per available room.

*        *        *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company is in the process of developing MGM National Harbor in Maryland and MGM Springfield in Massachusetts. The Company also owns 51 percent of MGM China Holdings Limited, which owns the MGM Macau resort and casino and is developing a gaming resort in Cotai, and 50 percent of CityCenter in Las Vegas, which features ARIA Resort & Casino. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding future expected financial results, the Company’s ability to fund its 2015 debt maturities and growth initiatives, the expected gains to CityCenter as a result of the settlement agreements, and amounts the Company expects to receive as a result of the MGM China dividends. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
SARAH ROGERS	CLARK DUMONT
Vice President Investor Relations	Senior Vice President of Corporate Communications
(702) 693-8654 or srogers@mgmresorts.com	(702) 692-6888 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Revenues:
Casino	$1,399,640	$1,570,905	$5,878,775	$5,875,782
Rooms	419,470	394,283	1,768,012	1,646,303
Food and beverage	366,352	348,465	1,558,937	1,469,582
Entertainment	141,289	142,257	560,116	522,911
Retail	45,204	44,996	191,351	194,602
Other	116,018	115,429	507,639	490,349
Reimbursed costs	94,397	89,649	383,434	364,664

	2,582,370	2,705,984	10,848,264	10,564,193
Less: Promotional allowances	(196,824)	(192,771)	(766,280)	(754,530)

	2,385,546	2,513,213	10,081,984	9,809,663

Expenses:
Casino	852,053	979,620	3,643,881	3,684,810
Rooms	128,349	122,509	548,993	516,605
Food and beverage	213,427	199,312	908,916	844,431
Entertainment	108,660	104,648	422,115	386,252
Retail	23,741	25,365	99,455	107,249
Other	85,926	84,072	361,904	354,705
Reimbursed costs	94,397	89,649	383,434	364,664
General and administrative	324,532	317,378	1,318,749	1,278,450
Corporate expense	69,458	63,567	238,811	216,745
Preopening and start-up expenses	13,629	3,383	39,257	13,314
Property transactions, net	480	2,012	41,002	124,761
Depreciation and amortization	202,654	207,474	815,765	849,225

	2,117,306	2,198,989	8,822,282	8,741,211

Income (loss) from unconsolidated affiliates	(2,127)	15,910	63,836	68,829

Operating income	266,113	330,134	1,323,538	1,137,281

Non-operating income (expense):
Interest expense, net of amounts capitalized	(200,903)	(208,461)	(817,061)	(857,347)
Non-operating items from unconsolidated affiliates	(18,773)	(93,230)	(87,794)	(208,682)
Other, net	(5,800)	(2,153)	(7,797)	(9,062)

	(225,476)	(303,844)	(912,652)	(1,075,091)

Income before income taxes	40,637	26,290	410,886	62,190
Provision for income taxes	(328,109)	(3,883)	(283,708)	(20,816)

Net income (loss)	(287,472)	22,407	127,178	41,374
Less: Net income attributable to noncontrolling interests	(54,791)	(79,212)	(277,051)	(213,108)

Net loss attributable to MGM Resorts International	$(342,263)	$(56,805)	$(149,873)	$(171,734)

Per share of common stock:
Basic:
Net loss attributable to MGM Resorts International	$(0.70)	$(0.12)	$(0.31)	$(0.35)

Weighted average shares outstanding	491,308	490,185	490,875	489,661

Diluted:
Net loss attributable to MGM Resorts International	$(0.70)	$(0.12)	$(0.31)	$(0.35)

Weighted average shares outstanding	491,308	490,185	490,875	489,661

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$2,283,715	$1,803,669
Accounts receivable, net	473,345	488,217
Inventories	104,011	107,907
Income tax receivable	14,675	—
Deferred income taxes, net	—	80,989
Prepaid expenses and other	151,414	238,657

Total current assets	3,027,160	2,719,439

Property and equipment, net	14,441,542	14,055,212

Other assets:
Investments in and advances to unconsolidated affiliates	1,559,034	1,469,261
Goodwill	2,897,110	2,897,442
Other intangible assets, net	4,364,856	4,511,861
Other long-term assets, net	412,809	431,395

Total other assets	9,233,809	9,309,959

	$26,702,511	$26,084,610

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$164,252	$144,990
Construction payable	170,439	96,202
Income taxes payable	—	14,813
Current portion of long-term debt	1,245,320	—
Deferred income taxes, net	62,142	—
Accrued interest on long-term debt	191,155	188,522
Other accrued liabilities	1,574,617	1,770,801

Total current liabilities	3,407,925	2,215,328

Deferred income taxes	2,621,860	2,419,967
Long-term debt	12,913,882	13,447,230
Other long-term obligations	130,570	141,590
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 491,292,117 and 490,360,628 shares	4,913	4,904
Capital in excess of par value	4,180,922	4,156,680
Retained earnings (accumulated deficit)	(107,909)	41,964
Accumulated other comprehensive income	12,991	12,503

Total MGM Resorts International stockholders’ equity	4,090,917	4,216,051
Noncontrolling interests	3,537,357	3,644,444

Total stockholders’ equity	7,628,274	7,860,495

	$26,702,511	$26,084,610

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Bellagio	$294,110	$298,759	$1,248,203	$1,177,402
MGM Grand Las Vegas	292,031	249,765	1,098,642	1,038,346
Mandalay Bay	204,280	197,174	874,126	792,282
The Mirage	141,582	143,347	572,699	576,573
Luxor	86,886	78,503	354,041	325,578
New York-New York	71,507	66,749	286,998	271,572
Excalibur	62,550	60,879	269,486	260,462
Monte Carlo	67,704	62,539	277,845	262,901
Circus Circus Las Vegas	49,254	45,658	209,662	197,885
MGM Grand Detroit	133,235	130,769	530,436	537,994
Beau Rivage	85,115	81,977	344,178	340,814
Gold Strike Tunica	38,118	36,219	157,733	149,186
Other resort operations	28,072	27,009	118,035	121,649

Wholly owned domestic resorts	1,554,444	1,479,347	6,342,084	6,052,644

MGM China	718,688	925,751	3,282,329	3,316,928
Management and other operations	112,414	108,115	457,571	440,091

	$2,385,546	$2,513,213	$10,081,984	$9,809,663

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Bellagio	$84,514	$99,547	$393,702	$358,759
MGM Grand Las Vegas	84,403	58,394	254,854	236,132
Mandalay Bay	36,827	36,346	175,626	167,154
The Mirage	27,981	32,960	110,154	117,424
Luxor	13,221	12,414	70,084	61,561
New York-New York	24,479	21,400	95,105	89,181
Excalibur	14,933	13,286	68,219	63,502
Monte Carlo	17,736	16,327	71,780	68,941
Circus Circus Las Vegas	5,000	908	23,615	16,609
MGM Grand Detroit	37,196	40,519	144,798	155,689
Beau Rivage	17,078	15,340	70,261	66,937
Gold Strike Tunica	10,066	9,480	40,332	37,487
Other resort operations	(349)	(935)	(223)	3,310
Wholly owned domestic resorts	373,085	355,986	1,518,307	1,442,686

MGM China	185,462	238,067	850,471	814,109
Unconsolidated resorts(1)	(2,127)	15,910	63,836	68,829
Management and other operations	(1,154)	(688)	35,984	25,777

	$555,266	$609,275	$2,468,598	$2,351,401

(1)	Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND  ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$62,677	$—	$43	$21,794	$84,514
MGM Grand Las Vegas	65,700	—	(910)	19,613	84,403
Mandalay Bay	17,036	—	462	19,329	36,827
The Mirage	15,488	14	228	12,251	27,981
Luxor	3,242	—	382	9,597	13,221
New York-New York	18,864	630	1	4,984	24,479
Excalibur	11,027	—	141	3,765	14,933
Monte Carlo	12,186	21	114	5,415	17,736
Circus Circus Las Vegas	1,157	7	—	3,836	5,000
MGM Grand Detroit	31,133	—	239	5,824	37,196
Beau Rivage	10,461	—	49	6,568	17,078
Gold Strike Tunica	6,982	—	127	2,957	10,066
Other resort operations	644	—	(1,124)	131	(349)

Wholly owned domestic resorts	256,597	672	(248)	116,064	373,085

MGM China	109,019	2,299	1,497	72,647	185,462
Unconsolidated resorts	(2,907)	780	—	—	(2,127)
Management and other operations	(4,001)	359	414	2,074	(1,154)

	358,708	4,110	1,663	190,785	555,266

Stock compensation	(8,005)	—	—	—	(8,005)
Corporate	(84,590)	9,519	(1,183)	11,869	(64,385)

	$266,113	$13,629	$480	$202,654	$482,876

Three Months Ended December 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$75,967	$—	$198	$23,382	$99,547
MGM Grand Las Vegas	36,171	—	1,028	21,195	58,394
Mandalay Bay	14,651	353	370	20,972	36,346
The Mirage	20,628	—	397	11,935	32,960
Luxor	3,150	44	(377)	9,597	12,414
New York-New York	15,680	—	1,117	4,603	21,400
Excalibur	9,908	—	34	3,344	13,286
Monte Carlo	10,531	651	267	4,878	16,327
Circus Circus Las Vegas	(2,871)	—	31	3,748	908
MGM Grand Detroit	37,171	—	(2,402)	5,750	40,519
Beau Rivage	8,852	—	45	6,443	15,340
Gold Strike Tunica	5,943	—	156	3,381	9,480
Other resort operations	(1,957)	—	466	556	(935)

Wholly owned domestic resorts	233,824	1,048	1,330	119,784	355,986

MGM China	161,699	2,191	25	74,152	238,067
Unconsolidated resorts	15,779	131	—	—	15,910
Management and other operations	(3,634)	—	—	2,946	(688)

	407,668	3,370	1,355	196,882	609,275

Stock compensation	(6,955)	—	—	—	(6,955)
Corporate	(70,579)	13	657	10,592	(59,317)

	$330,134	$3,383	$2,012	$207,474	$543,003

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$304,144	$—	$900	$88,658	$393,702
MGM Grand Las Vegas	174,297	197	(667)	81,027	254,854
Mandalay Bay	95,449	1,133	2,307	76,737	175,626
The Mirage	57,338	452	2,464	49,900	110,154
Luxor	31,801	2	432	37,849	70,084
New York-New York	75,360	732	427	18,586	95,105
Excalibur	52,915	—	500	14,804	68,219
Monte Carlo	48,937	1,507	290	21,046	71,780
Circus Circus Las Vegas	8,135	85	61	15,334	23,615
MGM Grand Detroit	118,755	—	2,728	23,315	144,798
Beau Rivage	43,152	—	1,000	26,109	70,261
Gold Strike Tunica	27,460	—	392	12,480	40,332
Other resort operations	(2,318)	—	336	1,759	(223)

Wholly owned domestic resorts	1,035,425	4,108	11,170	467,604	1,518,307

MGM China	547,977	9,091	1,493	291,910	850,471
Unconsolidated resorts	62,919	917	—	—	63,836
Management and other operations	26,152	359	415	9,058	35,984

	1,672,473	14,475	13,078	768,572	2,468,598

Stock compensation	(28,372)	—	—	—	(28,372)
Corporate	(320,563)	24,782	27,924	47,193	(220,664)

	$1,323,538	$39,257	$41,002	$815,765	$2,219,562

Twelve Months Ended December 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$261,321	$—	$470	$96,968	$358,759
MGM Grand Las Vegas	149,602	—	2,220	84,310	236,132
Mandalay Bay	78,096	1,903	2,823	84,332	167,154
The Mirage	63,090	—	4,722	49,612	117,424
Luxor	21,730	802	2,177	36,852	61,561
New York-New York	65,006	—	3,533	20,642	89,181
Excalibur	49,184	—	69	14,249	63,502
Monte Carlo	45,597	791	3,773	18,780	68,941
Circus Circus Las Vegas	(1,596)	—	1,078	17,127	16,609
MGM Grand Detroit	135,516	—	(2,402)	22,575	155,689
Beau Rivage	38,015	—	(260)	29,182	66,937
Gold Strike Tunica	22,767	—	1,330	13,390	37,487
Other resort operations	(21,951)	—	23,018	2,243	3,310

Wholly owned domestic resorts	906,377	3,496	42,551	490,262	1,442,686

MGM China	501,021	9,109	390	303,589	814,109
Unconsolidated resorts	68,322	507	—	—	68,829
Management and other operations	13,749	189	4	11,835	25,777

	1,489,469	13,301	42,945	805,686	2,351,401

Stock compensation	(26,112)	—	—	—	(26,112)
Corporate	(326,076)	13	81,816	43,539	(200,708)

	$1,137,281	$13,314	$124,761	$849,225	$2,124,581

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Adjusted EBITDA	$482,876	$543,003	$2,219,562	$2,124,581
Preopening and start-up expenses	(13,629)	(3,383)	(39,257)	(13,314)
Property transactions, net	(480)	(2,012)	(41,002)	(124,761)
Depreciation and amortization	(202,654)	(207,474)	(815,765)	(849,225)

Operating income	266,113	330,134	1,323,538	1,137,281

Non-operating income (expense):
Interest expense, net of amounts capitalized	(200,903)	(208,461)	(817,061)	(857,347)
Other, net	(24,573)	(95,383)	(95,591)	(217,744)

	(225,476)	(303,844)	(912,652)	(1,075,091)

Income before income taxes	40,637	26,290	410,886	62,190
Provision for income taxes	(328,109)	(3,883)	(283,708)	(20,816)

Net income (loss)	(287,472)	22,407	127,178	41,374
Less: Net income attributable to noncontrolling interests	(54,791)	(79,212)	(277,051)	(213,108)

Net loss attributable to MGM Resorts International	$(342,263)	$(56,805)	$(149,873)	$(171,734)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Bellagio
Occupancy %	87.6%	87.5%	92.9%	92.3%
Average daily rate (ADR)	$258	$254	$254	$243
Revenue per available room (REVPAR)	$226	$223	$236	$225

MGM Grand Las Vegas
Occupancy %	93.0%	89.3%	96.0%	93.5%
ADR	$149	$142	$150	$142
REVPAR	$138	$127	$144	$132

Mandalay Bay
Occupancy %	86.8%	85.8%	92.0%	90.1%
ADR	$181	$176	$191	$182
REVPAR	$157	$151	$176	$164

The Mirage
Occupancy %	91.3%	91.1%	94.8%	94.7%
ADR	$157	$151	$159	$149
REVPAR	$143	$137	$151	$141

Luxor
Occupancy %	87.2%	83.9%	93.1%	90.7%
ADR	$96	$90	$96	$88
REVPAR	$84	$76	$89	$80

New York-New York
Occupancy %	95.5%	93.6%	97.8%	96.5%
ADR	$119	$112	$120	$112
REVPAR	$113	$105	$118	$108

Excalibur
Occupancy %	84.7%	80.7%	92.0%	88.5%
ADR	$80	$73	$79	$73
REVPAR	$68	$59	$73	$65

Monte Carlo
Occupancy %	93.6%	90.3%	96.8%	94.8%
ADR	$108	$104	$110	$104
REVPAR	$101	$94	$107	$99

Circus Circus Las Vegas
Occupancy %	77.1%	71.1%	80.4%	78.3%
ADR	$61	$55	$60	$55
REVPAR	$47	$39	$49	$43

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Aria	$232,622	$249,620	$955,563	$951,727
Vdara	25,195	22,165	103,856	90,444
Crystals	16,392	16,113	66,475	61,184
Mandarin Oriental	14,585	13,530	60,515	53,714

Resort operations	288,794	301,428	1,186,409	1,157,069
Residential operations	6,906	12,365	62,985	99,370

	$295,700	$313,793	$1,249,394	$1,256,439

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Adjusted EBITDA	$68,008	$86,599	$298,365	$307,513
Preopening and start-up expenses	—	—	—	(752)
Property transactions, net	(39,321)	25,791	(61,914)	11,265
Depreciation and amortization	(87,098)	(86,552)	(350,926)	(345,920)

Operating income (loss)	(58,411)	25,838	(114,475)	(27,894)

Non-operating income (expense):
Interest expense - sponsor notes	—	(4,644)	—	(82,655)
Interest expense - other	(17,993)	(26,928)	(82,260)	(156,397)
Other, net	(1,071)	(142,777)	(11,831)	(176,202)

	(19,064)	(174,349)	(94,091)	(415,254)

Net loss	$(77,475)	$(148,511)	$(208,566)	$(443,148)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(11,217)	$—	$4,255	$66,538	$59,576
Vdara	(3,558)	—	7	9,554	6,003
Crystals	3,999	—	(11)	6,568	10,556
Mandarin Oriental	(2,642)	—	—	4,182	1,540

Resort operations	(13,418)	—	4,251	86,842	77,675
Residential operations	583	—	—	41	624
Development and administration	(45,576)	—	35,070	215	(10,291)

	$(58,411)	$—	$39,321	$87,098	$68,008

Three Months Ended December 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$11,811	$—	$222	$64,653	$76,686
Vdara	(11,908)	—	6,682	9,944	4,718
Crystals	3,305	—	—	7,019	10,324
Mandarin Oriental	(3,472)	—	—	4,719	1,247

Resort operations	(264)	—	6,904	86,335	92,975
Residential operations	603	—	305	215	1,123
Development and administration	25,499	—	(33,000)	2	(7,499)

	$25,838	$—	$(25,791)	$86,552	$86,599

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(34,515)	$—	$12,858	$264,447	$242,790
Vdara	(15,103)	—	155	40,636	25,688
Crystals	16,384	—	202	26,867	43,453
Mandarin Oriental	(13,349)	—	44	18,333	5,028

Resort operations	(46,583)	—	13,259	350,283	316,959
Residential operations	7,835	—	1,115	428	9,378
Development and administration	(75,727)	—	47,540	215	(27,972)

	$(114,475)	$—	$61,914	$350,926	$298,365

Twelve Months Ended December 31, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(5,611)	$694	$501	$257,086	$252,670
Vdara	(27,611)	—	6,731	41,530	20,650
Crystals	11,357	58	57	27,240	38,712
Mandarin Oriental	(15,632)	—	—	19,103	3,471

Resort operations	(37,497)	752	7,289	344,959	315,503
Residential operations	(208)	—	14,446	933	15,171
Development and administration	9,811	—	(33,000)	28	(23,161)

	$(27,894)	$752	$(11,265)	$345,920	$307,513

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Aria
Occupancy %	91.1%	85.2%	92.9%	88.8%
ADR	$217	$212	$217	$208
REVPAR	$198	$181	$202	$184

Vdara
Occupancy %	87.8%	82.1%	92.0%	86.7%
ADR	$177	$168	$174	$162
REVPAR	$155	$138	$160	$140